STOCK AND WARRANT PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into as of the 29th day of March, 1999 by and between ZAP Power Systems, a California corporation having its principal place of business at 117 Morris Street, Sebastopol, California 95472 ("Seller"), and Ridgewood ZAP, LLC, a Delaware limited liability company having its principal place of business at 947 Linwood Avenue, Ridgewood, New Jersey 07450 ("Buyer").

Preliminary Statement. Buyer desires to purchase and acquire and Seller desires to issue and sell to Buyer a variable number of shares of Common Stock of Seller (depending on the price of the stock in the open market) and a Warrant for Common Stock of Seller in the amount, for the consideration and on the terms and conditions set forth in this Agreement.

Agreement. In consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

     ARTICLE ONE
     Definitions and Construction

1.1 Definitions. The following terms shall have the meanings set forth below:

"Affiliate" shall mean, when used with reference to a specified person, any person that directly or indirectly controls or is controlled by or is under common control with the specified person. For purposes of this definition, the term "person" means an individual, corporation, partnership, proprietorship, limited liability company, limited liability partnership or other entity, and the term "control" means the power to direct the management and policies of the specified person.

"Articles of Incorporation" means the Articles of Incorporation of Seller, as amended, dated September 25, 1994.

"Audited Balance Sheet" shall have the meaning given in Section 4.14.

"Balance Sheets" shall have the meaning given in Section 4.14.

"Buyer" shall have the meaning given in the first paragraph hereof.

"Closing" shall have the meaning given in Section 2.4.

"Closing Date" shall have the meaning given in Section 2.4.

"Closing Documents" mean this Agreement, the Warrant and the Investor's Rights Agreement.

"Contract" shall have the meaning given in Section 4.27.

"Environmental Laws" means, collectively, all federal, state, local and other applicable laws, statute and regulation, which in any way relate to health, safety or the environment.

"Financial Statements" shall have the meaning given in Section 4.14.

"GAAP" means generally accepted accounting principles, applied on a basis consistent with Seller's most recent audited financial statements.

"Governmental Approval" means any applicable authorization, approval, consent, license, lease, ruling, permit, tariff, certification, exemption, notice, filing or registration by or with any Governmental Person.

"Governmental Person" means any federal, state, local or other government, any political subdivision or any governmental, judicial, public or statutory instrumentality, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the matter or Person in question.

"Governmental Rule" means any applicable federal, state, local or other law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision duly implementing any of the foregoing by any Governmental Person, but does not include Governmental Approvals.

"Hazardous Substances" means any material which by reason of its composition or characteristics is a hazardous substance, toxic substance or hazardous waste under any Environmental Law or which would give rise to liability to the owner or operator of the Facility under any Environmental Law.

"Investment Company Act" means the Investment Company Act of 1940, as amended.

"Investor's Rights Agreement" means the Investor's Rights Agreement of even date herewith by and between Seller and Buyer substantially in the form attached hereto as Exhibit A.

"Knowledge," "known" and "knows," whether or not capitalized herein and when used with respect to matters covered by any representation, warranty, covenant or other provision of this Agreement applicable to any party to this Agreement means the actual knowledge and beliefs of each of the officers of such party who are responsible for such matters.

"Laws" shall mean all federal, state, territorial, municipal or local statutes, regulations or by-laws applicable to the parties hereto, including all orders, notices, rules, decisions, codes, guidelines, policies, directions, permits, approvals, licenses and similar authorizations issued, rendered or imposed by any level of government including any ministry, department or administrative or regulatory agency or authority.

"Licensed Intellectual Property" has the meaning given in Section 4.24.

"Lien" means any lien, mortgage, encumbrance, charge, pledge, lease, security interest, claim, option or right of any kind (including any conditional sale or other title retention agreement).

"Person" shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, and trust, business trust or other organization, whether or not a legal entity, or a government or agency or any political subdivision thereof.

"Purchase Price" shall have the meaning given in Section 2.2 of this Agreement.

"Schedules" means the schedules appended to this Agreement.

"Securities" shall mean the Shares and all Common Stock of the Company issuable upon exercise of the Warrant.

"Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted thereunder.

"Seller" shall have the meaning given in the first paragraph hereof.

"Seller's Intellectual Property" has the meaning given in Section 4.23.

"Shares" shall have the meaning given in Section 2.1.

"Tax Liabilities" means all income, excise, sales, unemployment, employer and employee withholding, social security, occupation, franchise, customs and other taxes, duties or charges that are levied, assessed or imposed upon, or accrued or attributed to the operation of Seller.

"Tax Returns" has the meaning set forth in Section 4.17(a).

"Unaudited Balance Sheet" shall have the meaning given in Section 4.14.

"Warrant" shall have the meaning given in Section 2.3.

1.2 Interpretations.2 Interpretations. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise necessarily requires:

(a) the terms "herein," "herewith" and "hereof" are references to this Agreement, taken as a whole;

(b) the terms "include," "includes" and "including" shall mean "including, without limitation";

(c) references to a "Section," "Article", "Exhibit" or "Schedule" shall mean a Section, Article, Exhibit or Schedule of this Agreement, as the case may be;

(d) references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document (including all exhibits and schedules) as modified, amended, supplemented and restated through the date as of which such reference is made;

(e) references to a Person includes its permitted successors and permitted assigns;

(f) the singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa;

(g) reference to a given Governmental Rule is a reference to that Governmental Rule as amended, modified, supplemented or restated as of the date on which the reference is made; and

(h) accounting terms have the meaning given to them by GAAP applied on a consistent basis by the Person to which they relate.

ARTICLE TWO
     Agreement to Sell; Actions at Closing

2.1 Agreement to Purchase and Sell the Shares. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein, Seller shall sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the number of shares of Common Stock of Seller, having no par value, with the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation (the "Shares") that result from the division of $2,050,000 by the number equal to seventy-five percent (75%) of the average closing price of the Shares as reported on the "Bulletin Board" for the twenty (20) days prior to the date of the Closing, subject to a maximum cap on the average closing price of $4.50 per share and a minimum floor on the average closing price of $3.50 per share. Proceeds of Ridgewood's investment shall be used in accordance with
Schedule 2.1 to this Agreement.

2.2 Purchase Price. In consideration for issuance of the Shares and Warrant, Buyer agrees to pay to Seller Two Million Fifty Thousand Dollars ($2,050,000) (the "Purchase Price") on the Closing Date.

2.3 Warrant. Buyer is purchasing a Warrant in form and substance as attached hereto as Exhibit B. The warrant must be exercised in whole for Two Million Dollars ($2,000,000) in the event Seller meets the milestones prescribed in the Warrant. The period in which the milestones must be met ends on December 29, 1999. Buyer may, at its option, exercise the Warrant at any time prior to December 29, 1999.

The number of Shares to be received upon exercise of the Warrant will be determined by dividing Two Million Dollars ($2,000,000) by 85% of the average closing price of the shares for the twenty (20) days prior to the exercise of the Warrant, subject to a maximum cap on the average closing price of $4.50 per share and a minimum floor on the average closing price of $3.50 per share.

2.4 Closing. The closing of the purchase and sale of the Shares provided herein (the "Closing") will be at the office of seller located at 117 Morris Street, Sebastopol, California at 10:00 a.m., local time, on April 15, 1999, or at such other place or at such other date and time as Seller and Buyer may mutually agree. Such date and time of Closing is herein referred to as the "Closing Date."

2.5 Closing Actions. Subject to the conditions set forth in this Agreement, at the Closing:

(a)     Seller shall:

(i) execute and deliver to Buyer this Agreement and the other Closing Documents to be signed by it;

(ii) deliver to Buyer an original stock certificate executed by Seller evidencing the shares issued in the name of Buyer or its designee; and

(iii) deliver to Buyer or its designee the original Warrant executed by Seller issued in the name of Buyer or its designee.

(b)     Buyer shall:

(i) execute and deliver to Seller this Agreement and the other Closing Documents to be signed by it; and

(ii) pay the Purchase Price to Seller by wire transfer to an account designated by Seller. (iii)
     ARTICLE THREE
     Conditions to Closing

3.1 Buyer's Conditions of Closing. The obligation of Buyer to purchase and pay for the Shares and the Warrant shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

(a) All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date and Seller shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

(b) Seller shall have completed the actions referenced in Sections 2.4(a) of this Agreement to the satisfaction of Buyer, and Seller shall have performed in all material respects all of its covenants and agreements under this Agreement and the other Closing Documents prior to the Closing Date.

(c) There shall have been no material adverse change since the date of the Unaudited Balance Sheet in the financial condition, business or affairs of Seller, and Seller shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business.

(d) Seller shall have delivered to Buyer:

(i) copies of all instruments, agreements, certificates and other documents referenced in the Schedules;

(ii) evidence of all necessary corporate action of Seller to authorize and approve the execution, delivery and performance of the Closing Documents by Seller and all other documents and agreements contemplated thereby and the consummation of the transactions contemplated thereby;

(iii)     a certificate of incumbency of its officers executing the Closing
Documents;

(iv) a certificate of good standing from the office of the Secretary of State of California and the department of taxation for each jurisdiction in which Seller is required to qualify to do business or file a Tax Return; and

(v) such other documents as Buyer may reasonably request in connection with the consummation of the transactions contemplated at the Closing. (e) Buyer shall have received from Seller's counsel opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to Buyer, dated the Closing Date and in form and substance satisfactory to Buyer.

(f) Seller shall have obtained all government consents, if any, necessary to allow the transaction to be completed.

(g) No action or proceeding before any court or government body will be pending wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded.

(h) All proceedings to be taken by Seller in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Seller in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

(i) The management team of Seller shall have entered into employment and non-competition agreements and invention assignments and proprietary information agreements acceptable to Buyer.

(j) Seller shall have delivered a certificate to Buyer certifying that all conditions set forth in this Section 3.1 have been satisfied (except to the extent waived by Buyer in writing).

Any condition specified in this Section 3.1 may be waived by Buyer provided that no such waiver will be effective unless it is set forth in writing executed by Buyer.

3.2 Seller's Conditions of Closing. The obligation of Seller to sell the Shares shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions:

(a) All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

(b) Buyer shall have completed the actions referenced in Section 2.4(b) of this Agreement to the satisfaction of Seller and shall have performed in all material respects all of its covenants and agreements under this Agreement and the other Closing Documents prior to the Closing Date.

(c) Buyer shall have delivered to Seller:
(i) resolutions of its Manager authorizing the execution, delivery and performance of the Closing Documents and of all other agreements contemplated thereby to which Buyer is a party and the consummation of the transactions contemplated thereby;

(ii) such other documents as Seller may reasonably request in connection with the consummation of the transactions contemplated at the Closing.

(d) No action or proceeding before any court or government body will be pending wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded.

(e) All proceedings to be taken by Buyer in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Buyer in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

(f) Buyer shall have a delivered a certificate to Seller certifying that all conditions set forth in this Section 3.2 have been satisfied (except to the extent waived by Seller in writing).

Any condition specified in this Section 3.2 may be waived by Seller provided that no such waiver will be effective unless it is set forth in writing executed by Seller.

     ARTICLE FOUR
     Representations and Warranties of Seller

As of the date of this Agreement and the Closing Date, Seller represents and warrants to Buyer as follows:

4.1 Organization and Authority. Seller is a corporation validly existing and in good standing under the laws of the State of California, with full power and authority to enter into and perform this Agreement and the other agreements contemplated hereby to which it is a party. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions where failure to so qualify could not reasonably be expected to have a material adverse effect on the business and operations of the Seller taken as a whole. Seller has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under the Closing Documents.

4.2 Authorization; Binding Effect. Seller has taken all corporate actions which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which Seller is a party constitute the legal and binding obligations of such party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

4.3 No Breach; No Default. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby to which Seller is a party, nor the consummation of the transactions contemplated hereby or thereby by Seller, (a) conflicts with or results in any breach of, (b) constitutes a default under, (c) results in a violation of, or (d) gives any third party any right to accelerate any obligation under any Contract (as defined below) to which Seller is a party or by which any of its assets are bound.

4.4 No Bankruptcy or Insolvency. Seller has not .4 No Bankruptcy or Insolvency. Seller has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Seller seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Seller or of all or any substantial part of its properties.

4.5 No Litigation. There are no actions, suits or proceedings of any type pending or, to the knowledge of Seller, threatened, against Seller which if adversely determined could have an adverse effect on the Seller's ability to perform the obligations contemplated under the Closing Documents. To the knowledge of Seller, Seller is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree affecting the ability of Seller to enter into this Agreement or perform its obligations contemplated under the Closing Documents to which it is a party.

4.6 Investment Company. Seller is not, and is not controlled by, an "Investment Company" within the meaning of the Investment
Company Act.

4.7 Governmental Consents and Notices. No Governmental Approval is necessary or appropriate in connection with the execution and delivery by Seller of this Agreement or the other Closing Documents to which it is a party or the consummation by Seller of the transactions contemplated hereby and thereby.

4.8 Additional Consents and Notices. No filing, registration, qualification, notice, consent, approval or authorization to, with or from any Person is necessary or appropriate in connection with the execution and delivery by Seller of this Agreement or the other Closing Documents to which it is a party, or the consummation by Seller of the transactions contemplated hereby and thereby.

4.9 No Brokers. Except as previously disclosed to Buyer regarding the fees to be paid to Preferred Capital Equities Corporation and Harry Kraatz, Seller has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and Seller is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

4.10 Compliance with Laws. Seller is not in violation of or in default under any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject. To the Seller's knowledge, except for any violations that individually or in the aggregate would not have a material adverse impact on the Seller's business, Seller is in compliance with all Laws applicable to it, its business operations and its properties, including without limitation Environmental Laws. Seller has made all filings, registrations, has obtained all governmental consents, permits and other authorizations, and has taken all actions required by applicable Laws or governmental approvals and regulations in connection with its business as now conducted.

4.11 Business Activities; Affiliates. Seller has not engaged in any business or activities other than the manufacture, sale and marketing of two and three wheel bicycles and scooters and components therefor. Seller does not have any Affiliates other than its individual shareholders, which are disclosed on
Schedule 4.18 hereto.

4.12 Jurisdiction. California is the only jurisdiction in which Seller is doing business to the extent necessary to be qualified and Seller is presently licensed or qualified to do business in California. Seller has not been denied admission to conduct any type of business in any jurisdiction in which it is not presently admitted, has not had its license or qualification to conduct business in any jurisdiction revoked or suspended, and has not been involved in any proceeding to revoke or suspend a license or qualification.

4.13 Corporate Records. The corporate minute book of Seller delivered to Buyer at Closing contains true and complete copies of the articles of incorporation, bylaws, and the minutes of all meetings of directors and shareholders and consent resolutions reflecting all actions taken by the directors or shareholders without a meeting, from the date of incorporation of Seller to the Closing Date. The officers and directors of Seller are as set forth in Schedule 4.13.

4.14 Financial Statements. Seller has furnished to Buyer (a) an audited income statement and balance sheet and notes thereto of Seller as of the fiscal year ended December 31, 1998 (the "Audited Balance Sheet"), (b) an audited statement of operations of Seller for the fiscal year ended December 31, 1998, and (c) an unaudited income statement and balance sheet and notes thereto for the period ending ________________ (the "Unaudited Balance Sheet"). The documents referenced in (a), (b) and (c) above are collectively referred to as the "Financial Statements." The Audited Balance Sheet and the Unaudited Balance Sheet are collectively referred to as the "Balance Sheets." The Financial Statements present fairly the financial condition of Seller as of the dates indicated, and the results of its operations for the periods indicated, in accordance with GAAP consistently applied, except as otherwise stated therein.

4.15 Indebtedness; Undisclosed Liabilities. Schedule 4.15 sets forth a true and complete schedule of all of Seller's indebtedness for borrowed money, including amounts owed to shareholders of Seller. Seller has no liabilities or obligations, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements, except (i) liabilities not in an excess of $25,000 in the aggregate arising after the date of the Unaudited Balance Sheet which are incurred in the ordinary course of business, and none of which is materially adverse, and (ii) as and to the extent specifically described in Schedule 4.15 attached hereto.

4.16 No Adverse Changes. Except as disclosed on Schedule 4.16, since the date of the Unaudited Balance Sheet, Seller has not:

(a) except as disclosed in Section 4.15 above, incurred any obligation or liability (fixed or contingent);

(b) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

(c) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties.

(d) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

(e) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice; (f) waived or released any rights of material value;

(g) except pursuant to those contracts listed on Schedule 4.25 hereto, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

(h) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of Seller;

(i) entered into any transaction, contract, or commitment, except (i) contracts listed on Schedules 4.24, 4.25 and 4.27 hereto and (ii) this Agreement and the transactions contemplated hereby;

(j) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business; or

(k) declared any dividends or bonuses, or authorized or affected any amendment or restatement of the articles of incorporation (except for the Articles of Incorporation) or by-laws of Seller or taken any steps looking toward the dissolution or liquidation of Seller.

4.17 Taxes. Seller (a) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to Seller or with respect to which Seller is liable or to which the assets or properties of Seller are in any way subject (the "Tax Returns") (b) has paid or fully accrued for all taxes shown to be due and payable under the laws and regulations pursuant to which the Tax Returns were filed, and (c) has properly accrued for all such taxes accrued in respect of Seller or the assets and properties of Seller for periods subsequent to the periods covered by the Tax Returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all of Seller's Tax Returns have been made available for inspection by Buyer.

4.18 Capitalization. The Seller's authorized capital consists solely of 10,000,000 shares of Common Stock without par value. There are 2,710,321 shares of Common Stock outstanding prior to the Closing. Assuming complete exercise of all warrants, options and other rights, including conversion of preferred stock the total outstanding common stock of Seller would consist of 3,762,016 shares of Common Stock. Schedule 4.18(A) sets forth a true, accurate and complete capitalization table setting forth (i) all outstanding capital stock of Seller, including the name and address of the holders of more than 5% of the issued and outstanding stock, the class or series issued, the price paid, and the date of issuance; (ii) all outstanding warrants, options, subscriptions other rights to purchase capital stock of Seller or any note or security convertible into capital stock of the Seller, including the name and address of the holder, the class or series issuable, the exercise price, and the expiration date of the instrument; and (iii) the common stock of Seller reserved for issuance to holders of instruments referenced in Subsection (ii) above. Except as set forth on Schedule 4.18(A), Seller has not authorized or issued any other class or series of capital stock and there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require Seller to sell or issue any capital stock or other equity interest in Seller. Except as set forth on Schedule 4.18(B), neither Seller, nor, to Seller's knowledge, any of Seller's shareholders are party to any shareholders agreements or other agreements providing voting rights, rights of first refusal or similar rights. All options to purchase stock granted by Seller are in the form previously delivered to Buyer.

4.19 Title to Shares. The Shares are duly authorized, and, upon issuance to Buyer under this Agreement, shall be validly issued, fully paid and nonassessable. Based in part on the representations and warranties made by Buyer in Article 5 hereof, the Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon issuance of the Shares to Buyer by Seller in accordance with the terms of this Agreement, Buyer will receive good and marketable title to all of the Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims, except as set forth in the Investor's Rights Agreement, the Articles of Incorporation and applicable law.

4.20 Title to Property and Assets. Seller has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Balance Sheets except any thereof since disposed of for value in the ordinary course of business). Except as set forth on Schedule 4.20, none of such properties or assets is subject to a contract of sale not in the ordinary course of business, or subject to security interests, mortgages, encumbrances, liens or charges, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests which arise in the ordinary course of business (other than in connection with the incurrence of debt by the Seller), and which, in the case of (i) or (ii) above, do not affect material properties and assets of the Seller.

4.21 Condition of Personal Property. All tangible personal property, equipment, fixtures and inventories included within the assets of Seller or required to be used in the ordinary course of business are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition. 4.22 Real Property. Schedule 4.22 contains a list of all real property owned by Seller or in which Seller has a leasehold or other interest and of any Lien thereupon. Schedule 4.22 also contains a legal description of all such real property and the principal terms (including rents, termination dates and renewal conditions) of any rental, lease or other arrangements affecting such property. The improvements upon such properties and use thereof by Seller conforms to all applicable land use laws, regulations and ordinances and any applicable deed, easement or lease restrictions.

4.23 Seller's Intellectual Property. Schedule 4.23 sets forth a list of each patent, trademark, servicemark, tradename, copyright, trade secret or other item of intellectual property, including any and all registrations and applications therefor, which are owned by Seller. In each case, the registration number, date of issuance or registration, and a brief description of such property is set forth in Schedule 4.23. The property referenced in Schedule 4.23, together with all designs, methods, inventions and know-how related thereto and all trademarks, trade names, service marks, and copyrights claimed or used by Seller which have not been registered is hereinafter referred to as "Seller's Intellectual Property."

4.24 Licensed Intellectual Property. Schedule 4.24 lists all licenses held by Seller authorizing Seller to use computer software, patents, trademarks, servicemarks, tradenames, copyrights, trade secrets or other items of intellectual property used or useful to Seller's business ("Licensed Intellectual Property").

4.25 Licenses and Rights Granted by Seller. Schedule 4.25 lists any licenses, purchase options or other interests held by any Person in Seller's Intellectual Property.

4.26 Intellectual Property Rights and Interests. Seller's Intellectual Property and the Licensed Intellectual Property constitutes all such proprietary rights which are owned or held by Seller and which are reasonably necessary to, or used in the conduct of, the business of Seller. Seller has taken all reasonably necessary steps required under applicable law to protect its trade secrets. Seller owns or has valid rights to use Seller's Intellectual Property and the Licensed Intellectual Property without conflict with the rights of others. Except as set forth in Schedule 4.26, no person or corporation has made or, to the knowledge of Seller, threatened to make any claim that Seller's use of Seller's Intellectual Property and the Licensed Intellectual Property is in violation of any license held by Seller or infringes any proprietary right or interest of any third party. To the knowledge of Seller, no third party is infringing upon any of Seller's Intellectual Property or is in violation of any license to use Seller's Intellectual Property granted by Seller. Seller holds Seller's Intellectual Property and the Licensed Intellectual Property free and clear of all Liens.

4.27 Contracts and Agreements. Schedule 4.27 sets forth a description of each of the following, and, in each case, Seller has furnished Buyer with true and complete copies of all documents and complete descriptions of all oral agreements and understandings, if any, referred to in this Section 4.27 (collectively, the "Contracts"): (a) deeds, lease agreements or other documents relating to the ownership or lease of real property;

(b) equipment leases or other documents permitting Seller to use personal property owned by a third party (other than leases which in the aggregate do not require payment in excess of $10,000 per year and which are not otherwise material to the operation, affairs or prospects of Seller);

(c) all notes, loan agreements, indentures, commitments or debt arrangements under which Seller has incurred a debt obligation to any person or under which Seller is entitled to borrow money from any Person;

(d) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Seller; and

(e) any other contracts, understandings and commitments to which Seller is a party, or to which it or any of its assets or properties are subject (other than contracts, understandings and commitments which do not involve payments in excess of $10,000 individually or in excess of $10,000 in the aggregate and which in any event are not material to the operation, affairs or prospects of Seller)

4.28 No Breach or Default. Seller is not in default under any Contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Contract, which default could reasonably be expected to have a materially adverse effect on the Company's business, financial condition or assets. Seller has no reason to believe that the parties to such Contracts will not fulfill their obligations under such Contracts in all material respects or are threatened with insolvency.

4.29 Labor Controversies. Seller is not a party to any collective bargaining agreement. There are no disputes or controversies between Seller and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the Seller's knowledge, threatened relating to its business, and there are no organizational efforts presently being made or, to the Seller's knowledge, or threatened involving any of Seller's employees. Seller has not received notice of any claim that Seller has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that Seller is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

4.30 Litigation. Except as set forth in Schedule 4.30, there are no actions, suits or proceedings with respect to Seller involving claims by or against Seller or Seller which are pending, or to the knowledge of Seller, threatened against Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of Seller, no basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Seller has been named or to which Seller is a party, which apply, in whole or in part, to the business of Seller, or to any of the assets or properties of Seller, or the Shares or which would result in any material adverse change in the business or prospects of Seller.

4.31 Environmental Matters. Without limiting the generality of Section 4.10, (i) Seller and its properties are in compliance in all material respects with all Environmental Laws, and (ii) during the time that Seller has leased or owned its properties or owned or operated any facilities, there has not been any release, emission, seepage, disposal, spill or discharge at or to any property owned, leased or operated by Seller, whether onto or into the ground, water, air or otherwise, of any Hazardous Substance, and to the best of knowledge of Seller, none is reasonably expected to occur imminently, other than those which (A) are not material, (B) are permitted under all applicable Environmental Laws, Governmental Approvals and Governmental Rules, and (C) are not reasonably expected to have any material adverse impact on Seller or its properties.

4.32 Bank Accounts. Schedule 4.32 also sets forth the name of each bank, savings institution or other person with which Seller has an account or safe deposit box and the names and identification of all persons authorized to drawn thereon or to have access thereto.

4.33 Insurance. Schedule 4.33 contains a list and description of all insurance policies of any type (other than title insurance policies) which are held by Seller (or which otherwise insure Seller's properties) specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder. Except as disclosed on Schedule 4.31, no claim of any type
(exceeding $5,000) has been made and remains unresolved under any of such policies.

     ARTICLE FIVE
     Representations and Warranties of Buyer

As of the date of this Agreement and the Closing Date, Buyer represents and warrants to Seller as follows:

5.1 Organization and Authority. Buyer is a limited liability company validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into and perform this Agreement and the other agreements contemplated hereby to which it is a party.

5.2 Authorization; Binding Effect. Buyer has taken all limited liability company actions which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which Buyer is a party constitute the legal and binding obligations of such party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

5.3 No Breach; No Default. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby to which Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby by Buyer, (a) conflicts with or results in any breach of, (b) constitutes a default under, (c) results in a violation of, or (d) gives any third party any right to accelerate any obligation under any agreement or instrument to which Buyer is a party or by which any of its assets are bound.

5.4 No Bankruptcy or Insolvency. Buyer has not .4 No Bankruptcy or Insolvency. Buyer has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Buyer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Buyer or of all or any substantial part of its properties.

5.5 No Litigation. There are no actions, suits or proceedings of any type pending or, to the knowledge of Buyer, threatened, against Buyer, which, if adversely determined could have an adverse effect on the Buyer's ability to perform the obligations contemplated under the Closing Documents. Buyer is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree affecting the ability of Buyer to enter into this Agreement or perform its obligations contemplated under the Closing Documents to which it is a party.

5.6 Investment Company. Buyer is not, and is not controlled by, an "Investment Company" within the meaning of the Investment Company Act.

5.7 Governmental Approvals. No Governmental Approval is necessary or appropriate in connection with the execution and delivery by Buyer of this Agreement or the other Closing Documents to which it is a party or the consummation by Buyer of the transactions contemplated hereby and thereby.

5.8 Additional Consents and Notices. No filing, registration, qualification, notice, consent, approval or authorization to, with or from any Person (excluding Governmental Persons) is necessary or appropriate in connection with the execution and delivery by Buyer of this Agreement or the other Closing
Documents to which it is a party, or the consummation by Buyer of the transactions contemplated hereby and thereby.

5.9 No Brokers. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and , other than the Preferred Capital Equities Corporation and Harry Kraatz fees to be paid by Seller, Buyer is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.10 Purchase for Own Account. The Securities will be acquired for investment purposes and for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.11 Disclosure of Information. Buyer has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by it under this Agreement. Buyer further has had an opportunity to ask questions and receive answers from Seller regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Buyer or to which it had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Seller in Section 4.

5.12 Investment Experience. Buyer understands that the purchase of the Securities involves substantial risk. Buyer has experience as an investors in securities of companies in the development stage and acknowledges that Buyer is able to fend for itself, can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that Buyer is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

5.13 Accredited Investor Status. Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act. 5.14 Restricted
Securities. Buyer understands that the Securities are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Seller in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Buyer represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Buyer understands that Seller is under no obligation to register any of the Securities sold hereunder except as provided in the Investor's Rights Agreement.

     ARTICLE SIX
     Pre-Closing Covenants

6.1 Pre-Closing Covenants. Prior to the Closing, Seller hereby covenants and agrees to take the following actions:

(a) Conduct the business of Seller in the ordinary course and refrain from taking any action that would cause any representation or warranty made herein to be untrue or materially misleading;

(b) Comply in all material respects with contractual obligations of Seller and legal requirements applicable to Seller;

(c) Permit Buyer and any of its employees, agents and representatives and their representatives to have reasonable access to Seller's books and records of account;

(d) Permit Buyer and any of its employees, agents and representatives and their representatives to contact Seller's accountants and certain key employees of Seller for the purpose of completing its due diligence;

(e) Provide Buyer with copies of all documents referenced on the Schedules (including, without limitation, contracts, deeds, lease agreements, intellectual property license agreements, intellectual property registrations, environmental site assessments, and real property title search results); and

(f) Provide Buyer with such other instruments, agreements and documents as Buyer may reasonably request in order to complete its due diligence review of Seller.

     ARTICLE SEVEN
     Termination

7.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:
(a)     by mutual written consent of the parties;

(b) by Buyer on one hand, or by Seller on the other hand, if there has been a material misrepresentation or material breach of warranty or covenant on the part of the other party with respect to the representations, warranties or covenants set forth in this Agreement given by such other party or parties; or

(c) by any party if the Closing has not occurred on or before June 1,1999.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement will forthwith become void and there will be no continuing liability on the part of Buyer or Seller, except that, to the extent that any of such parties has made material misrepresentations or has committed a material breach of warranty or covenant prior to the date of termination, such party shall remain fully liable therefor. Notwithstanding any termination of this Agreement, the parties shall treat as confidential and not disclose, or use whatsoever, or permit others under its control to disclose or use any information concerning another party to this transaction obtained pursuant to or in connection with the transaction which is the subject of this Agreement which is not generally known to the trade or a matter of public knowledge, for a period of one year after termination.

     ARTICLE EIGHT
     Additional Provisions

8.1 Survival. The representations, warranties, covenants and agreements of Buyer and Seller set forth in this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby, notwithstanding any examination made for or on behalf of Buyer or Seller, the knowledge of Buyer or Seller, or any of their officers, directors, shareholders, employees or agents, or the acceptance of any certificate or opinion.

8.2     Indemnification.

(a) Seller agrees to indemnify Buyer and hold it harmless against any loss, liability, damage or expense (including reasonable legal expenses and costs) which Buyer may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant, or agreement by Seller contained in this Agreement or in any other agreement, instrument, certificate or other document delivered in connection with the transactions contemplated in this Agreement.


(b) Buyer agrees to indemnify Seller and hold it harmless against any loss, liability, damage or expense (including reasonable legal expenses and costs) which Seller may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement or in any other agreement, instrument, certificate or other document delivered in connection with the transactions contemplated in this Agreement.

(c) Any party seeking indemnity pursuant to this Section 8.2 shall give notice to the other party promptly after such party seeking indemnity has actual knowledge of any claim as to which indemnity may be sought hereunder. The failure of the party seeking indemnity to give such notice shall relieve the party that does not receive such notice of its obligations under this Section
8.2 to the extent that such failure to give notice is prejudicial.

(d)  After  the  indemnifying  party  has  acknowledged  in  writing  that it is indemnifying another party to this Agreement with respect to litigation involving any claim to the full extent of such claim, the indemnifying party will be entitled to assume the defense of any such litigation, provided that the other party may at its election participate in any such defense to the extent that it in its sole discretion believes that such litigation will materially affect its ongoing business. At the indemnifying party's reasonable request, the other party will cooperate with the indemnifying party in the preparation of any such defense, and the indemnifying party will reimburse the other party for any expenses incurred in connection with such request. The indemnifying party shall not enter into any settlement of any claim which is the subject of indemnification without the written consent of the indemnified party.

(e) Payment with respect to either party's indemnification obligations hereunder shall be due and payable within thirty (30) days of receipt of written notice by the indemnifying party. The rights of the parties hereunder are cumulative and shall be in addition to all other rights and remedies available at law or in equity.

8.3 Expenses. At Closing, Seller will pay Buyer the sum of $50,000 as partial reimbursement of expenses incurred by Buyer in connection with the transactions contemplated herein. Except as otherwise provided in this Agreement or the other Closing Documents, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement and the other Closing Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement and the other Closing Documents.

8.4 Press Releases and Announcements. Neither party shall issue a press release or announcement regarding this Agreement without the prior written consent of the other parties to this Agreement.

8.5 Third-Party Beneficiaries. This Agreement does not create any rights in any parties who are not otherwise a party to this Agreement.
ARTICLE NINE
Miscellaneous

9.1 Entire Agreement; Amendment and Waiver. This Agreement, together will all exhibits and schedules referenced herein, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Seller and Buyer.

9.2 Notices. Except as otherwise expressly set forth in this Agreement, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service. Notices, demands and communications to Buyer or Seller will, unless another address is specified in writing, be sent to the address indicated below. All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing, (ii) if sent by a nationally recognized overnight courier, one business day after delivery to such courier, and (iii) if faxed or delivered, upon fax or delivery.

Notices to Buyer                          with a copy to:

Ridgewood ZAP, LLC                    Downs Rachlin & Martin PLLC
Ridgewood Commons                     199 Main Street
947 Linwood Avenue                    PO Box 190
Ridgewood, NJ  07450                  Burlington, VT  05402-0190
Attn:  Robert E. Swanson, President   Attn:  Thomas H. Moody, Esq.
Fax:  (201) 947-0474                         Fax:  (802) 860-3948

Notices to Seller:                         with a copy to:

ZAP Power Systems                         Evers & Hendrickson, LLP
117 Morris Street                         155 Montgomery St., 12th Floor
Sebastopol, California  95472             San Francisco, CA 94104
Attn: Gary Starr                          Attn: William D. Evers, Esq.
Fax: 707-824-4159                          Fax: 415-772-8101

9.3 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without prior written consent of the other party; provided, however, that Buyer may assign its rights but not its obligations hereunder to an Affiliate.

9.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

9.6 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

9.7 Governing Law. Disputes arising under this Agreement shall be governed by and interpreted and construed in accordance with the substantive law (and not the law of conflicts) of the State of California.

9.8 Jurisdiction and Venue. The parties hereto agree that courts located within the State of California shall have exclusive jurisdiction over any dispute arising under this Agreement and the parties hereby consent to such courts as having venue and personal and subject matter jurisdiction as to all matters arising under this Agreement and to service of process by registered mail, return receipt requested, or by any other manner provided by law, and the prevailing party or parties in a suit for breach of this Agreement shall be entitled to all costs of such suit, including attorneys' fees.

9.9 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Confirmation of execution of this Agreement by telefax shall be binding upon any party so confirming.

9.10 Further Assurances. The parties recognize that the consummation of this Agreement and the transactions contemplated hereby will require the ongoing cooperation of the parties, and each hereby agrees to comply in good faith with the reasonable requests of any other party which may be made from time to time in furtherance of the objectives of the parties in entering into this Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Stock and Warrant Purchase Agreement on the day and year first above written.


ZAP POWER SYSTEMS

By:_____________________________
Name:___________________________
Title:____________________________


RIDGEWOOD ZAP, LLC
By: Ridgewood Management Corporation,
Manager


By:_____________________________
Name:___________________________
Title:____________________________



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